UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

PHIO PHARMACEUTICALS CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

The following information relates to and supplements the definitive proxy statement (the “Proxy Statement”) of Phio Pharmaceuticals Corp. (the “Company”), furnished to stockholders of the Company in connection with the special meeting of stockholders (the “Special Meeting”) to be held on January 4, 2023, at 9:00 a.m. (Eastern Time), which was filed with the Securities and Exchange Commission (the “SEC”) on November 30, 2022.

The following information is being filed to correct the disclosure in the second paragraph under the section titled “Shares Outstanding and Voting Rights” to clarify the information related to the establishment and presence of a quorum at the Special Meeting to vote upon a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of not less than 1-for-2 and not greater than 1-for-25, with the exact ratio and effective time of the reverse stock split to be determined by the Company’s Board of Directors.

Listing Rule 5620(c)(i) of The Nasdaq Stock Market LLC (“Nasdaq”) provides that “Each Company that is not a limited partnership shall provide for a quorum as specified in its by-laws for any meeting of the holders of common stock; provided, however, that in no case shall such quorum be less than 33 1/3 % of the outstanding shares of the Company's common voting stock.” The Proxy Statement incorrectly stated that, “The presence, in person virtually or by proxy, of the holders on the Record Date entitled to cast at least one third of the total votes entitled to be cast by the holders of all outstanding capital stock of the Company, present in person or by proxy, shall constitute a quorum for the transaction of business at the Special Meeting and any adjournment thereof.” This supplemental information replaces such disclosure to reflect the requirements of Nasdaq Listing Rule 5620(c)(i).

Shares Outstanding and Voting Rights

The disclosure provided in the second paragraph under the section titled “Shares Outstanding and Voting Rights” as set forth on page 2 of the Proxy Statement, is hereby replaced in its entirety as follows:

“On the Record Date, 13,667,973 shares of Common Stock were issued and outstanding, and one (1) share of our Series D Preferred Stock was issued and outstanding. Each share of Common Stock is entitled to one (1) vote on all matters to be voted upon at the Special Meeting. The holder of record of the one (1) outstanding share of Series D Preferred Stock will be entitled to 17,500,000 votes for such share of our Series D Preferred Stock held on the Record Date, and has the right to vote only on the Reverse Stock Split proposal described below, provided that such votes will automatically be voted, without action by the holder, in the same proportion as the shares of Common Stock voted on the Reverse Stock Split proposal. As an example, if 50.5% of the shares of Common Stock voted at the Special Meeting are voted FOR the Reverse Stock Split proposal, 50.5% of the votes cast by the holder of the Series D Preferred Stock will be cast as votes FOR the Reverse Stock Split proposal. Holders of Common Stock and Series D Preferred Stock will vote on the Reverse Stock Split proposal as a single class. The presence, in person virtually or by proxy, of the holders on the Record Date entitled to cast at least one third of the total votes entitled to be cast by the holders of all outstanding shares of Common Stock of the Company, present in person or by proxy, shall constitute a quorum for the transaction of business at the Special Meeting and any adjournment thereof.”

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